EXHIBIT 10.70

                            TRAVERS SMITH BRAITHWAITE




                      DATED                       OCTOBER 1998
                      ----------------------------------------


                           (1) SHEPHERD NEAME LIMITED



                                (2) UBSN LIMITED






                                SECOND AGREEMENT

THIS AGREEMENT is made the ____ day of October 1998.

BETWEEN:


(1) SHEPHERD NEAME LIMITED (Company Registration Number 138256) whose registered office is at 17 Court Street, Faversham, Kent ME13 7AX ("the Employer"); and

(2) UBSN LIMITED (Company Registration Number 2367133) whose registered office is at 75 Westow Hill, Crystal Palace, London, SE19 1TX ("the Recipient").

WHEREAS

The Recipient wishes to avail itself of the services of David Townshend of Manor Farm Cottage, West Street Cliffe, Rochester, Kent ME3 7TQ, ("the Employee') and the Employer has agreed to make such services available to the Recipient with effect from the date hereof upon the terms and subject to the conditions of this Agreement.

IT IS AGREED as follows

1.      DEFINITIONS

In this Agreement, unless the context otherwise requires, the following words and expressions shall have the following meanings:

Contract of Employment          the terms and conditions of employment as at the
                                date of this Agreement between the Employer and the Employee or such other terms and conditions of employment as may apply to his employment with the Employer from time to time;

Secondment Period               the term of this Agreement:

Services such services as the Employee is required by the Recipient to perform relating to his acting as Managing Director with responsibility for the day to day operation of the Recipient's business in accordance with the Contract of Employment, such services to be performed, for the avoidance of doubt, on a full time basis throughout normal working hours.

2.      SERVICES

The Employer shall procure that the Employee shall be seconded to the Recipient, on the terms and conditions of this Agreement, to provide the Services during the Secondment Period.

3.      TERM

This Agreement shall commence on the date hereof and continue until terminated by either party giving to the other not less than three months' written notice.

4.      SECONDMENT FEE

        4.1 During the Secondment Period, the Recipient shall pay to the Employer in arrears each calendar month a secondment fee (plus VAT thereon) of such sum as is notified to the Recipient by the Employer as being the costs of employing the Employee during the relevant calendar month in accordance with the Contract of Employment including, but not limited to, wages and salaries, pension contributions, benefits, tax and National Insurance contributions and employee related overheads and expenses (plus VAT thereon). Each monthly secondment fee (plus VAT) shall be payable by the Recipient to the Employer within 7 days of an invoice being submitted to the Recipient by the Employer.

        4.2 The Employer may in its sole discretion, at any time and on any number of occasions, increase the secondment fee to take account of any increases in the salary, and/or benefits and/or pension contributions in respect of the Employee.

5.      CONTROL

During the Secondment Period, the Employee shall be under the exclusive day to day control and supervision of the Recipient, in particular in relation to the allocation and performance of his duties, and shall be subject to the working practices of, and take instructions from, the Recipient.

6.      CONTRACT OF EMPLOYMENT

The Recipient acknowledges that the Employer has provided the Recipient with a copy of the Contract of Employment. The Employer shall promptly inform the Recipient of any variation to the Contract of Employment and supply the Recipient with a copy of such variation.

7.      INDEMNITY

The Recipient shall not at any time during the Secondment Period through any act or omission directly or indirectly cause a breach of the Contract of Employment or any employment policy relating thereto and shall indemnify and keep indemnified the Employer against any and all casts, claims, demands, expenses, liabilities or losses (including any related settlement costs and expenses to include legal fees) made against or incurred or suffered by the Employer in relation to the Employee arising out of or in connection with the provision of the Services including, but not limited to, health and safety issues.

8.      CONFIDENTLAUTY

Any confidential information and/or know-how of which the Employee becomes aware by virtue of his activities in providing the Services shall belong to the Recipient absolutely and the Employer shall not, whether during the Secondment Period or thereafter, make use of any such rights for its own or anyone else's benefit.

9.      LAW

This Agreement shaft be governed by and construed in accordance with the laws of England.


SIGNED By
for and on behalf of
SHEPHERD NEAME LIMITED
in the presence of:



SIGNED By
for and on behalf of
UBSN LIMITED
in the presence of: